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                                                                      Exhibit 12

                              Cytec Industries Inc.
                Computation of Ratio of Earnings to Fixed Charges
                          (Dollar amounts in millions)


                                                                 Three Months Ended
                                                                       March 31,
                                                         -----------------------------------
                                                             2003                   2002
                                                         ------------           ------------
 Earnings before income taxes, equity in
     earnings of associated companies                    $       38.8           $        9.4
 Add:
     Distributed income of associated companies                   3.2                      -
     Amortization of capitalized interest                         0.1                    0.1
     Fixed charges                                                6.2                    6.7
 Less:
     Capitalized interest                                        (0.1)                  (0.1
                                                         ------------           ------------
 Earnings as adjusted                                    $       48.2           $       16.1

 Fixed charges:
     Interest on indebtedness including
        amortized premiums, discounts and
        deferred financing costs                         $        5.3           $        5.8
     Portion of rents representative of the
        interest factor                                           0.9                    0.9
                                                         ------------           ------------
 Fixed charges                                           $        6.2           $        6.7
                                                         ------------           ------------
 Ratio of earnings to fixed charges                               7.8                    2.4
                                                         ============           ============
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